Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.: 333-131600

(Dated January 8, 2006)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-867-2654.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriter's obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear in this free writing prospectus or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

This free writing prospectus relates to Registration Statement No. 333-131600.

PHH ALT 2007-1
Available Funds Rate
		To Call	To Call
		CPR = 90%	CPR = 10%
		LIBOR = static	LIBOR = 10%
		AFC	AFC

0	26-Jan-07
1	25-Feb-07	7.063%	11.715%
2	25-Mar-07	7.007%	11.641%
3	25-Apr-07	6.839%	11.445%
4	25-May-07	6.891%	11.465%
5	25-Jun-07	6.838%	11.368%
6	25-Jul-07	6.890%	11.377%
7	25-Aug-07	6.835%	11.264%
8	25-Sep-07	6.834%	11.201%
9	25-Oct-07	6.888%	11.195%
10	25-Nov-07	6.830%	11.056%
11	25-Dec-07	6.885%	11.042%
12	25-Jan-08	6.825%	10.888%
13	25-Feb-08		10.803%
14	25-Mar-08		10.881%
15	25-Apr-08		10.640%
16	25-May-08		10.643%
17	25-Jun-08		10.483%
18	25-Jul-08		10.494%
19	25-Aug-08		10.331%
20	25-Sep-08		10.258%
21	25-Oct-08		10.281%
22	25-Nov-08		10.115%
23	25-Dec-08		10.145%
24	25-Jan-09		9.978%
25	25-Feb-09		9.911%
26	25-Mar-09		10.187%
27	25-Apr-09		9.781%
28	25-May-09		9.833%
29	25-Jun-09		9.660%
30	25-Jul-09		9.714%
31	25-Aug-09		9.540%
32	25-Sep-09		9.482%
33	25-Oct-09		9.545%
34	25-Nov-09		9.368%
35	25-Dec-09		9.458%
36	25-Jan-10		9.279%
37	25-Feb-10		9.226%
38	25-Mar-10		9.598%
39	25-Apr-10		9.130%
40	25-May-10		9.217%
41	25-Jun-10		9.034%
42	25-Jul-10		9.123%
43	25-Aug-10		8.939%
44	25-Sep-10		8.892%
45	25-Oct-10		8.988%
46	25-Nov-10		8.802%
47	25-Dec-10		8.923%
48	25-Jan-11		8.735%
49	25-Feb-11		8.693%
50	25-Mar-11		9.131%
51	25-Apr-11		8.611%
52	25-May-11		8.726%
53	25-Jun-11		8.535%
54	25-Jul-11		8.651%
55	25-Aug-11		8.485%
56	25-Sep-11		8.449%
57	25-Oct-11		8.571%
58	25-Nov-11		8.377%
59	25-Dec-11		8.720%
60	25-Jan-12		10.197%
61	25-Feb-12		10.163%
62	25-Mar-12		10.602%
63	25-Apr-12		10.099%
64	25-May-12		10.297%
65	25-Jun-12		10.037%
66	25-Jul-12		10.239%
67	25-Aug-12		9.977%
68	25-Sep-12		9.949%
69	25-Oct-12		10.155%
70	25-Nov-12		9.892%
71	25-Dec-12		10.101%
72	25-Jan-13		9.838%
73	25-Feb-13		9.812%
74	25-Mar-13		10.555%
75	25-Apr-13		9.761%
76	25-May-13		10.002%
77	25-Jun-13		9.736%
78	25-Jul-13		9.955%
79	25-Aug-13		9.688%
80	25-Sep-13		9.665%
81	25-Oct-13		9.889%
82	25-Nov-13		9.621%
83	25-Dec-13		10.989%
84	25-Jan-14		10.771%
85	25-Feb-14		10.751%
86	25-Mar-14		10.745%
87	25-Apr-14		9.706%
88	25-May-14		10.031%
89	25-Jun-14		9.708%
90	25-Jul-14		10.032%
91	25-Aug-14		9.710%
92	25-Sep-14		9.711%
93	25-Oct-14		10.035%
94	25-Nov-14		9.713%
95	25-Dec-14		10.037%
96	25-Jan-15		9.714%
97	25-Feb-15		9.715%
98	25-Mar-15		10.757%
99	25-Apr-15		9.717%
100	25-May-15		10.042%
101	25-Jun-15		9.719%
102	25-Jul-15		10.044%
103	25-Aug-15		9.721%
104	25-Sep-15		9.722%
105	25-Oct-15		10.047%
106	25-Nov-15		9.724%
107	25-Dec-15		10.049%
108	25-Jan-16		9.726%
109	25-Feb-16		9.727%
110	25-Mar-16		10.399%
111	25-Apr-16		9.729%
112	25-May-16		10.055%
113	25-Jun-16		9.732%
114	25-Jul-16		10.057%
115	25-Aug-16		9.734%
116	25-Sep-16		9.735%
117	25-Oct-16		10.060%
118	25-Nov-16		9.737%
119	25-Dec-16		10.284%
120	25-Jan-17		9.991%
121	25-Feb-17		9.992%
122	25-Mar-17		11.063%
123	25-Apr-17		9.993%
124	25-May-17		10.327%
125	25-Jun-17		9.994%
126	25-Jul-17		10.328%
127	25-Aug-17		9.996%
128	25-Sep-17		9.996%
129	25-Oct-17		10.330%
130	25-Nov-17		9.998%
131	25-Dec-17		10.332%
132	25-Jan-18		9.999%
133	25-Feb-18		10.000%
134	25-Mar-18		11.072%
135	25-Apr-18		10.001%
136	25-May-18		10.335%
137	25-Jun-18		10.003%
138	25-Jul-18		10.337%
139	25-Aug-18		10.004%
140	25-Sep-18		10.005%
141	25-Oct-18		10.339%
142	25-Nov-18		10.006%
143	25-Dec-18		10.341%
144	25-Jan-19		10.008%
145	25-Feb-19		10.009%
146	25-Mar-19		11.082%
147	25-Apr-19		10.010%
148	25-May-19		10.344%
149	25-Jun-19		10.011%
150	25-Jul-19		10.346%
151	25-Aug-19		10.013%
152	25-Sep-19		10.014%
153	25-Oct-19		10.348%
154	25-Nov-19		10.015%
155	25-Dec-19		10.350%
156	25-Jan-20		10.017%
157	25-Feb-20		10.018%
158	25-Mar-20		10.709%
159	25-Apr-20		10.019%
160	25-May-20		10.354%
161	25-Jun-20		10.021%
162	25-Jul-20		10.355%
163	25-Aug-20		10.022%
164	25-Sep-20		10.023%
165	25-Oct-20		10.358%
166	25-Nov-20		10.025%
167	25-Dec-20		10.360%
168	25-Jan-21		10.026%
169	25-Feb-21		10.027%
170	25-Mar-21		11.102%
171	25-Apr-21		10.029%
172	25-May-21		10.364%
173	25-Jun-21		10.030%
174	25-Jul-21		10.365%
175	25-Aug-21		10.032%
176	25-Sep-21		10.033%
177	25-Oct-21		10.368%
178	25-Nov-21		10.034%
179	25-Dec-21		10.370%
180	25-Jan-22		10.036%
181	25-Feb-22		10.037%
182	25-Mar-22		11.113%
183	25-Apr-22		10.038%
184	25-May-22		10.374%
185	25-Jun-22		10.040%
186	25-Jul-22		10.376%
187	25-Aug-22		10.042%
188	25-Sep-22		10.043%
189	25-Oct-22		10.378%
190	25-Nov-22		10.044%
191	25-Dec-22		10.380%
192	25-Jan-23		10.046%
193	25-Feb-23		10.047%
194	25-Mar-23		11.124%
195	25-Apr-23		10.049%
196	25-May-23		10.384%
197	25-Jun-23		10.050%
198	25-Jul-23		10.386%
199	25-Aug-23		10.052%
200	25-Sep-23		10.053%
201	25-Oct-23		10.389%
202	25-Nov-23		10.055%
203	25-Dec-23		10.391%
204	25-Jan-24		10.057%
205	25-Feb-24		10.057%
206	25-Mar-24		10.752%
207	25-Apr-24		10.059%
208	25-May-24		10.396%
209	25-Jun-24		10.061%
210	25-Jul-24		10.397%
211	25-Aug-24		10.063%
212	25-Sep-24		10.064%
213	25-Oct-24		10.400%
214	25-Nov-24		10.066%
215	25-Dec-24		10.402%
216	25-Jan-25		10.068%
217	25-Feb-25		10.068%
218	25-Mar-25		11.148%
219	25-Apr-25		10.070%
220	25-May-25		10.407%
221	25-Jun-25		10.072%
222	25-Jul-25		10.409%
223	25-Aug-25		10.074%
224	25-Sep-25		10.075%
225	25-Oct-25		10.412%
226	25-Nov-25		10.077%
227	25-Dec-25		10.414%
228	25-Jan-26		10.079%
229	25-Feb-26		10.080%